Exhibit 10.30

MASTER EXCHANGE AGREEMENT

THIS MASTER EXCHANGE AGREEMENT (this “Agreement”) is executed as of February 4, 2025 (the “Execution Date”) and is by and among TotalStone, LLC (the “Company”), Capstone Holding Corp. (“Capstone”) and the undersigned Exchanging Members (as hereinafter defined), which constitute all of the Class B Members (as hereinafter defined) and the sole Class C Member (as hereinafter defined) as of the Execution Date.

RECITALS

WHEREAS, the Company was organized as a limited liability company under the Delaware Limited Liability Act (as amended, the “Act”) as of October 4, 2006 and the members of the Company entered into a Limited Liability Company Agreement dated as of October 30, 2006 to govern the operations and affairs of the Company and its relationship with the members;

WHEREAS, the members amended and restated such Limited Liability Company Agreement by the provisions of the First Amended and Restated Limited Liability Company Agreement dated as of June 28, 2012, as amended; amended and restated the First Amended and Restated Limited Liability Company Agreement by the provisions of the Second Amended and Restated Limited Liability Company Agreement dated as of September 25, 2015, as amended; amended and restated the Second Amended and Restated Limited Liability Company Agreement by the provisions of the Third Amended and Restated Limited Liability Company Agreement dated as of January 1, 2019, as amended; and amended and restated the Third Amended and Restated Limited Liability Company Agreement by the provisions of the Fourth Amended and Restated Limited Liability Company Agreement executed as of March 27, 2020 and effective as of April 1, 2020, as amended and in effect on the Execution Date (the “Existing Operating Agreement”; all capitalized terms used but not otherwise defined in this Agreement shall have the meaning assigned to such term in the Existing Operating Agreement);

WHEREAS, the Persons that are Class B Members and the Class C Member (collectively, the “Exchanging Members” and each individually, an “Exchanging Member”) desire to restructure the capitalization of the Company (the “Restructuring”) by exchanging all of their Class B Preferred Interests and Class C Preferred Interests (collectively, the “Existing Membership Interests”) for 3,782,641 shares of common stock of Capstone (“Specified Common Stock”), in each case, to take effect on the Public Issuance Date (as hereinafter defined) immediately prior to the effectiveness of the consummation of such public offering, which transaction would, among other things, provide the Exchanging Members with an equity ownership interest is a better capitalized company group and a more liquid asset in the form of common stock in a public company;

WHEREAS, as part of the Restructuring and a series of other transactions, the Existing Operating Agreement will be amended and restated in the form of a fifth amended and restated limited liability agreement with Capstone as the sole member;

WHEREAS, the Exchanging Members that are Class B Members and the Company are parties to that certain Allocation and Distribution Agreement made and entered into on March 27, 2020 and effective as of April 1, 2020 (as amended, the “A&D Agreement”) to address how distributions and tax allocations to the Class B Members pursuant to the Existing Operating Agreement are allocated among them;

WHEREAS, the effectiveness of the Restructuring is subject to the consummation of a public offering of the common stock of Capstone of aggregate gross proceeds of at least $3,000,000 (such date of consummation, the “Public Issuance Date”) on or prior to February 13, 2025;

WHEREAS, it is the undersigned Parties’ intention and understanding that the transactions described in the third recital and the immediately preceding recital will be characterized for federal and applicable state and local tax purposes as a single and integrated transaction that will qualify for nonrecognition of gain or loss pursuant to Section 351, et seq., of the Internal Revenue Code; and

WHEREAS, the undersigned Exchanging Members, the Company and Capstone have agreed to enter into this agreement to address how the Specified Common Stock to be issued in exchange for the Existing Membership Interests is to be allocated among the Exchanging Members.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
INTERPRETATION

Section 1.1 Recitals. The recitals hereto are incorporated herein by reference and deemed to be a part of this Agreement.

Section 1.2 Gender. Any reference in this Agreement to any gender shall include all genders and words used herein importing the singular number only shall include the plural and vice versa, unless the context otherwise dictates.

Section 1.3 Headings. The division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or the interpretation of this Agreement.

Section 1.4. Extended Meaning. “Includes” and “including”, when used herein, shall mean including without limitation or restriction.

Section 1.5. Singular; Plural. Words in the singular include the plural and vice versa.

ARTICLE II
EXCHANGE TRANSACTIONS

Section 2.1 Allocation of Specified Common Stock. Each Exchanging Member hereby confirms, acknowledges and agrees that all of his/its Existing Membership Interests shall be exchanged for the numbers of shares of the Specified Company Stock as described on Exhibit A attached hereto in full and final satisfaction of all distributions to be made or deemed made by the Company on account of the Existing Membership Interests.

Section 2.2 Surrender of Existing Membership Interests and Issuance of Specified Common Stock. As of the Public Issuance Date immediately prior to the effectiveness of the consummation of the applicable public offering (the “Effective Time”), the following transactions shall be deemed to occur: (a) each Exchanging Member surrenders his or its Existing Membership Interests, (b) the Company accepts the withdrawal of each such Exchanging Member from the membership of the Company, and (c) Capstone issues to such Exchanging Member the aggregate number of shares of its common stock as set forth on Exhibit A attached hereto.

Section 2.3 Further Assurances. The Exchanging Members, the Company and Capstone each hereby agree to execute and deliver such documents, instruments and agreements as may be necessary or desirable to memorialize and/or effectuate the transactions contemplated by this Agreement and to take all such other actions as may be necessary or desirable to memorialize and/or effectuate the transactions contemplated by this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES; COVENANT

Section 3.1 Representations and Warranties. Each Exchanging Member represents and warrants to Capstone and the Company that (a) he/it has reviewed the Form S-1 filed by Capstone on or about February 4, 2025; (b) he/it has had an opportunity to ask questions and receive answers concerning Capstone, the Company, the Existing Membership Interests and the Specified Common Stock, and all such questions, if any, have been answered to the full satisfaction of such Exchanging Member; (c) he/it has had the opportunity to receive all other information concerning the Capstone, the Company, the Existing Membership Interest and the Specified Common Stock as such Exchanging Member deemed necessary during the course of such Exchanging Member’s investigation of Capstone and the Company; (d) he/it is familiar with the business and financial condition, properties and prospects of Capstone and the Company; (e) he/it understands that Capstone may issue additional shares of stock and that such issuances will dilute such Exchanging Member’s percentage ownership interest in Capstone; (f) he/it has all requisite power and capacity to execute and deliver this Agreement and to perform, carry out and consummate the transactions contemplated hereby; (g) this Agreement constitutes the legal, valid and binding obligation of such Exchanging Member, enforceable against such Exchanging Member in accordance with its terms; (h) the execution, delivery and performance of this Agreement by such Exchanging Member does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which such Exchanging Member is a party or any judgment, order or decree to which such Exchanging Member is subject; (i) the portion of the Specified Common Stock to be acquired by such Exchanging Member pursuant to this Agreement will be acquired for such Exchanging Member’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933 or any applicable state securities laws; (j) no representations or warranties have been made to such Exchanging Member by Capstone or the Company or any agent, employee, representative or affiliate of Capstone or the Company with respect to the transactions contemplated by this Agreement; (k) such Exchanging Member has retained, at such Exchanging Member’s own expense, and relied upon, appropriate professional advice regarding the investment, and the tax and legal merits and consequences of this Agreement and owning a portion of the Specified Common Stock as such Exchanging Member deemed appropriate; (l) the Existing Membership Interests of such Existing Member are owned by he/it free and clear of any liens, security interests or other encumbrances, other than those created by the Existing Operating Agreement and the A&D Agreement; (k) none of the Existing Membership Interests have been assigned or otherwise transferred to any Person by such Exchanging Members since the date of acquisition or receipt thereof by such Exchanging Member; and (l) such Existing Member either (i) is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended, or (ii) has a preexisting personal or business relationship with Capstone or any of its officers, directors or controlling persons.

Section 3.2 Covenant. Each Exchanging Member covenants with Capstone that the portion of the Specified Common Stock acquired by such Exchanging Member pursuant to this Agreement will not be disposed of in contravention of the Securities Act of 1933 or any applicable state securities laws.

ARTICLE IV
MISCELLANEOUS

Section 4.1 Counterparts; Electronic Delivery. This Agreement may be executed in any number of counterparts, including counterparts by facsimile, pdf or DocuSign (or other equivalent) each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

Section 4.2 Role of Counsel. The parties hereto understand and acknowledge that the law firm of Nixon Peabody LLP (“NP”) is serving as counsel to Capstone and the Company in connection with the preparation and negotiation of this Agreement and the other documents and agreements contemplated hereby. The parties further acknowledge that NP may serve as counsel to Capstone, the Company, an Exchanging Member or any of their respective affiliates in connection with matters pertaining to each such person that may arise in the future. Each Exchanging Member, Capstone and the Company waives any conflict of interest that may exist as a result of any of such NP’s past or future representation of such persons, as the case may be, as a result of such future engagement. Each Exchanging Member understands and acknowledges that he or it has been advised to hire independent counsel in connection with this Agreement and the other documents and agreements contemplated hereby.

Section 4.3 Consent. Without any presumption that consent would be required, each Exchanging Member confirms, acknowledges and agrees that his/its execution of this Agreement shall be deemed to be his/its consent to the transactions contemplated by this Agreement and the other documents and agreements executed in connection herewith.

Section 4.4 Severability. Any Article, Section or other subdivision of this Agreement or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed herefrom and shall be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof which shall remain in full force and effect.

Section 4.5 Entire Agreement. This Agreement, together with any counterpart hereto or thereto or other agreement, document or instrument to be delivered pursuant hereto or thereto constitute the entire agreement between the parties with respect to the subject matter hereof, superseding any negotiations, prior discussions and prior agreements among any or all of the parties, whether oral or written.

Section 4.6 Amendments; Waiver. No amendment or waiver to this Agreement shall be binding unless otherwise expressly provided in an instrument in writing duly executed by the parties.

Section 4.7 Governing Law. This Agreement shall be governed by, interpreted and enforced in accordance with the laws of Delaware without reference to the conflict of law rules. The parties irrevocably recognize the exclusive jurisdiction of the courts of Delaware to rule on any litigation or dispute related to this Agreement.

Section 4.8 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

Section 4.9 Conflict. In the event there is any conflict between the terms of this Agreement, on the one hand, and the A&D Agreement or the Existing Operating Agreement, on the other hand, then the terms of this Agreement shall control.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been entered into by the parties hereto effective as of the date first hereinabove mentioned.

CAPSTONE HOLDING CORP.

By:	/s/ Matthew Lipman
Name:	Matthew Lipman
Title:	CEO

TOTALSTONE, LLC

By:	/s/ Kevin Grotke
Name:	Kevin Grotke
Title:	CEO

EXCHANGING MEMBERS:

/s/ Rob McKay
Rob McKay

/s/ Kevin Grotke
Kevin Grotke

/s/ James Palatine
James Palatine

[Signature Page – Master Exchange Agreement]

IN WITNESS WHEREOF, this Agreement has been entered into by the parties hereto effective as of the date first hereinabove mentioned.

EXCHANGING MEMBERS:

BROOKSTONE PARTNERS ACQUISITION XIV, LLC

By:	BP XIV Pebble, LLC, managing member of Brookstone Partners Acquisition XIV, LLC

By:	/s/ Michael Toporek
Name:	Michael Toporek
Title:	President

GORDON ROCKS, INC.

By:	/s/ Gordon L. Strout, Jr.
Name:	Gordon L. Strout, Jr.
Title:	President

WARREN ROCKS, INC.

By:	/s/ Warren Weatherstone
Name:	Warren Weatherstone
Title:	President

[Signature Page – Master Exchange Agreement]

EXHIBIT A

ALLOCATION

Exchanging Member	Number of Shares of Specified Common Stock
Brookstone Partners Acquisition XIV, LLC	2,528,662
Gordon Rocks, Inc.	822,128
Warren Rocks, Inc.	140,447
James Palatine	28,184
Kevin Grotke	234,852
Rob McKay	28,368